The South Financial Group, Inc.

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement” or this “Award”) is made as of _______________ (the “Grant Date”), by and between The South Financial Group, Inc. ("TSFG") and _______________ (the “Participant”). Where the context permits, the term “Company” shall include its subsidiaries.

DISCLAIMER

This Agreement is NOT a contract of employment. The employment relationship between Participant and TSFG (unless there is a specific individual employment contract) is at-will and voluntary. This means that either TSFG or the Participant can terminate the employment relationship at any time with or without cause and with or without notice. The employment at-will status of such persons is not be altered by this document or any other statement or representation by any person on behalf of TSFG, but can only be altered only by an express written contract which purports to alter such relationship, which contract must be signed by the appropriate member of TSFG’s management executive committee.

All employees who have entered into or may later enter into such a written contract are further advised that this document does not in any way alter, modify, or amend such contract.

The Participant is further advised that the employment relationship between TSFG and the Participant is not modified in any way by any employee’s ownership, vesting, or other interest of any kind in any benefit or asset that may be provided or awarded under the Amended and Restated Restricted Stock Agreement Plan, as amended (the “Plan”) or this Award. However, certain provisions of this Award may be conditioned upon continued employment with TSFG or may otherwise be related to the duration of the Participant’s employment with TSFG.

WHEREAS, the Board of Directors (the “Board”) has, pursuant to the Plan, granted this Award to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TSFG and the Participant hereby agree as follows:

1.	Award. The Participant is hereby granted this Award of __________ Restricted Shares (“Shares”).

2.

Vesting. The Shares shall initially be unvested and non-transferable. Twenty percent (20%) of the Shares shall become freely transferable on each of the five anniversaries of the date of this Award; provided that the Board of Directors of TSFG or the Compensation Committee shall be entitled to accelerate the Participant's right to purchase at any time, by written notice to the Participant. Notwithstanding the foregoing, the Participant must be a Company employee as of the date of vesting to be entitled to receive any Shares except in certain cases of Participant's death or disability, as set forth in the Plan. All Shares granted hereunder and not otherwise earned and vested, will be forfeited upon Participant ceasing to be a Company employee.

3.

Payment. As soon as practical after the Shares have vested, TSFG shall deliver to the Participant shares of Company common stock, subject to any reductions for tax withholding, as contemplated below. The Shares may be issued in electronic format.

4.

Taxes. TSFG shall withhold all applicable taxes required by law from all amounts paid in satisfaction of the Award. A Participant may satisfy the tax obligation with respect to the Award (i) by paying the amount of any such taxes in cash or check (subject to collection) or (ii) with the approval of the Committee, by having shares of Stock deducted from the payment. The amount of the withholding and, if applicable, the number of shares of Stock to be deducted shall be determined by the Committee as of when the withholding is required to be made, provided that the number of shares of Stock so withheld shall not exceed the minimum required amount of such withholding. Unless the Participant notifies the Company in writing of his/her election to satisfy the tax obligation with cash or check, all tax obligations incurred with respect to this Award will be satisfied by deducting the maximum number of whole Shares with a fair market value on the date of vesting equal to, but not more than, the amount of taxes owed. Any taxes not satisfied with whole Shares will be deducted from the Participant’s income on the next regular payroll cycle.

5.	Non-Assignability. This Award and the related Shares are not assignable or transferable other than by will or by the laws of descent and distribution.

6.

Rights as a Stockholder. Subject to the terms and provisions of applicable law and of this Agreement, the Participant shall have no rights as a stockholder of TSFG with respect to the Shares until such time as TSFG delivers the Shares; provided, however, that the Participant shall have the right to vote the Shares regardless of whether or not such Shares are freely transferable unless and until such Shares have been forfeited as provided under Section 2 above.

7.	Distributions with Respect to Stock.
(ii)

Prior to vesting of such Shares, an amount equal to the cash dividends paid with respect to such Shares shall be paid to Participant as ordinary income through payroll. Any right to receive such cash dividend equivalents will terminate upon the forfeiture of the Shares.

(iii)

Participants will receive any stock dividends, which will vest to the extent the Shares with respect to which they were issued, vest. Any Shares received by the Participant as a stock dividend, or as a result of stock splits, recapitalizations, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise, directly or indirectly, shall have the same status and be subject to this Agreement in the same manner as the Shares with respect to which they were issued.

8.	No Right to Continued Service. Nothing herein shall obligate TSFG to continue the Participant’s employment or other service for any particular period or on any particular basis of compensation.

9.

Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

10.

Execution. This Award is not enforceable until this Agreement has been signed by the Participant and TSFG. By executing this Agreement, the Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

11.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina, without regard to the conflict of laws principles thereof.

12.	Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

13.

Entire Agreement. This Agreement, together with the Plan, sets forth all of the agreements between the parties hereto with respect to the Shares granted hereunder, and there are no agreements between them with respect to the Shares other than as set forth herein or therein. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

14.	Construction. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

15.

Notices. Any and all notices required herein shall be addressed: (i) if to TSFG, to the principal executive office of TSFG; and (ii) if to the Participant, to his or her address as reflected in the records of TSFG.

16.

Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, TSFG and the Participant have executed this Agreement as of the day and year first above written.

IN WITNESS WHEREOF, the Agreement is executed as of the date indicated above.

THE SOUTH FINANCIAL GROUP, INC.

By:	________________________________

I hereby accept this Restricted Stock Agreement and acknowledge receipt of a signed copy of this Agreement and TSFG's Restricted Stock Agreement Plan.

In addition, I hereby transfer authority to any authorized representative of TSFG to perform the following transactions with respect to shares of TSFG common stock held in my Restricted Stock Account at TSFG’s stock transfer agent:

1.	Removal of restriction and issuance of TSFG shares into my personal stock account as part of annual, time-based vesting;
2.	Removal of restriction and issuance of TSFG shares into my personal stock account as part of immediate vesting of shares due to termination agreement; and
3.	Cancellation of restricted shares due to my termination of employment with TSFG or its subsidiaries.

I acknowledge that TSFG’s stock transfer agent may rely on this paragraph (which is an irrevocable stock power). The undersigned does hereby irrevocably constitute and appoint any person employed by TSFG’s stock transfer agent as attorney to transfer such shares on the books of TSFG, with full power of substitution in the premises.

______________________________

(Participant)

__________________________________

Medallion Guarantee